Exhibit 99.1

Warner Music Group Corp. and WMG Holdings Corp. Announce

Exchange Offer for 13.75% Senior Notes due 2019

Warner Music Group Corp. and WMG Acquisition Corp. Announce

Exchange Offer for 11.50% Senior Notes due 2018

New York, NY, March 16, 2012 –

In accordance with the registration rights agreement, dated as of July 20, 2011, entered into in connection with the issuance on July 20, 2011 by WMG Holdings Corp. of its 13.75% Senior Notes due 2019 (the “Old Holdings Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), Warner Music Group Corp. and WMG Holdings Corp. today announced that they commenced an exchange offer pursuant to which they are offering to exchange $150 million in aggregate principal amount of WMG Holdings Corp.’s 13.75% Senior Notes due 2019 (the “New Holdings Notes”), which have been registered under the Securities Act, for equal principal amounts of outstanding Old Holdings Notes. As of March 16, 2012, there were $150 million aggregate principal amount of Old Holdings Notes outstanding. The terms of the New Holdings Notes will be substantially identical to those of the Old Holdings Notes, except that the transfer restrictions and registration rights relating to the Old Holdings Notes will not apply to the New Holdings Notes. The terms and conditions of the exchange offer are set forth in Warner Music Group Corp.’s and WMG Holdings Corp.’s prospectus dated March 16, 2012 and the related letter of transmittal.

In addition, in accordance with the registration rights agreement, dated as of July 20, 2011, entered into in connection with the issuance on July 20, 2011 by WMG Acquisition Corp. of its 11.50% Senior Notes due 2018 (the “Old Acquisition Notes”) in a transaction exempt from registration under the Securities Act, Warner Music Group Corp. and WMG Acquisition Corp. today announced that they commenced an exchange offer pursuant to which they are offering to exchange $765 million in aggregate principal amount of WMG Acquisition Corp.’s 11.50% Senior Notes due 2018 (the “New Acquisition Notes”), which have been registered under the Securities Act, for equal principal amounts of outstanding Old Acquisition Notes. As of March 16, 2012, there were $765 million aggregate principal amount of Old Acquisition Notes outstanding. The terms of the New Acquisition Notes will be substantially identical to those of the Old Acquisition Notes, except that the transfer restrictions and registration rights relating to the Old Acquisition Notes will not apply to the New Acquisition Notes. The terms and conditions of the exchange offer are set forth in Warner Music Group Corp.’s and WMG Acquisition Corp.’s prospectus dated March 16, 2012 and the related letter of transmittal.

WMG Holdings Corp. and WMG Acquisition Corp. will accept for exchange any and all Old Holdings Notes and Old Acquisition Notes, respectively, validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on April 16, 2012, which is the expiration date of the exchange offers, unless the exchange offers are extended by WMG Holdings Corp. or WMG Acquisition Corp, as applicable.

This press release does not constitute an offer to exchange the New Holdings Notes for the Old Holdings Notes or the New Acquisition Notes for the Old Acquisition Notes, or the solicitation of an offer to exchange. The exchange offers are only being made pursuant to prospectuses and letters of transmittal that have been filed with the Securities and Exchange Commission as part of registration statements on Form S-4 which were declared effective by the Securities and Exchange Commission on March 16, 2012.

Copies of the prospectuses and other documents relating to the exchange offers may be obtained from the Exchange Agent by the following means:

By mail, hand or overnight courier:	By facsimile:	For information or confirmation by telephone:

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479	(612) 667-6282	(800) 344-5128

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.